UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
- -----------------------------------x
                                   : Chapter 11
In re:                             :
                                   : Case Nos. 94 B 41125(BRL)
MARYLAND CABLE HOLDINGS CORP. AND  :           94 B 41126
MARYLAND CABLE CORP.,              :
                                   : (Jointly Administered)
                    Debtors.       :
                                   :
- -----------------------------------x


      ORDER APPROVING NONMATERIAL MODIFICATIONS TO DEBTORS'
         CONSOLIDATED PREPACKAGED PLAN OF REORGANIZATION
          UPON the application dated April 28, 1994 (the
"Application") of Maryland Cable Holdings Corp. ("Holdings"), debtor and debtor-in-possession, and Maryland Cable Corp.
("Maryland Cable"), debtor and debtor-in-possession (jointly, the "Debtors"), seeking entry of an order pursuant to Sections
105, 1127 and 1129 of Chapter 11 of Title 11, United States
Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code") and Rules 2002, 3019 and 9007 of the Federal Rules of Bankruptcy Procedure
(the "Bankruptcy Rules"), approving nonmaterial modifications to the Debtors' Consolidated Prepackaged Plan of Reorganization dated February 10, 1994 (the "Plan"); and it appearing that good and sufficient notice of the Application and the relief requested therein has been provided in accordance with this Court's order dated April 26, 1994, which, among other things, fixed notice requirements with respect to the Application; and upon the record of the hearing before this Court on May 2, 1994;
and good and sufficient cause appearing therefor; and after due deliberation; it is hereby
          FOUND, that the proposed modifications to the Plan as set forth in the Application and as authorized and approved by this order do not materially adversely affect the treatment of any party receiving distributions under the Plan, and each such modification shall be and hereby is deemed to be accepted by all creditors who have previously accepted the Plan.
          THEREFORE, it is hereby
          ORDERED, that the Application and the relief requested therein is hereby approved and authorized in its entirety; and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16a of the Application, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section
1.14 of the Plan, entitled "Base Rate" shall be deleted;
     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16b of the Application, to delete
Section 1.25 of the Plan and amend the Plan to include a new
Section 1.25, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section 1.25 of the Plan shall read as follows:
          1.25 "Collateral Agent" shall mean the agent, as defined in the New Credit Agreement;
     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16c of the Application, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section
1.29 of the Plan, entitled "Contingent Claim" shall be deleted;
     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16d of the Application, to delete
Section 1.36 of the Plan and amend the Plan to include a new
Section 1.36, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section 1.36 of the Plan shall read as follows:
          1.36 "Discount Note Holders' Designation" shall mean, collectively, the aggregate number of (i) units of Limited Partnership Interests, and (ii) shares of common stock of HoldingCo, which units and shares shall be issued to the holders of Allowed Claims in Class 4;
     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16e of the Application, to delete
Section 1.38 of the Plan and amend the Plan to include a new
Section 1.38, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section 1.38 of the Plan shall read as follows:
          1.38 "Disputed Claim" shall mean a Claim against Maryland Cable or Holdings, to the extent that a proof of Claim has been timely filed or is deemed timely filed under applicable law, as to which an objection has been or may be timely filed by Maryland Cable or Holdings or any other party in interest and which objection, if timely filed, has not been withdrawn on or before any date fixed for filing such objections by order of the Bankruptcy Court, and it has not been denied by a Final Order. To the extent an objection relates to the allowance of any part of a Claim, such Claim shall be a Disputed Claim only to the extent of the objection;
     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16f of the Application to add a new
Section 1.49A to the Plan, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section 1.49A of the Plan shall read as follows:
          1.49A "HoldingCo" shall mean a corporation to be formed prior to the Effective Date, which will be the holder of all of the outstanding stock of the NewCo
          General Partner, all of the outstanding stock of which will be issued 95.1% to the Discount Note Holders and 4.9% to ML Opportunity;
     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16g of the Application, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section
1.55 of the Plan, entitled "LIBO Rate" shall be deleted;
     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16h of the Application, to delete
Section 1.56 of the Plan and amend the Plan to include a new
Section 1.56, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section 1.56 of the Plan shall read as follows:
          1.56 "Limited Partnership Interests" shall mean the limited partnership interests in NewCo to be issued
          (i) 95.1% to the Discount Note Holders and 4.9% to ML Opportunity pursuant to sections 5.2 and 5.3 herein;
     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16i of the Application, to delete
Section 1.63 of the Plan and amend the Plan to include a new
Section 1.63, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section 1.63 of the Plan shall read as follows:
          1.63 "NewCo General Partner" shall mean Maryland Cable General Partner, Inc., a Delaware corporation, all of the outstanding stock of which will be issued to HoldingCo on the Effective Date;
     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16j of the Application to add a new
Section 1.64A to the Plan, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section 1.64A of the Plan shall read as follows:
          1.64A "New Credit Agreement" shall mean the agreement among NewCo, the NewCo General Partner, the Lenders and the Collateral Agent, together with all exhibits and schedules annexed thereto, substantially in the form annexed hereto as Exhibit "1";
     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16k of the Application, to delete
Section 1.65 of the Plan and amend the Plan to include a new
Section 1.65, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section 1.65 of the Plan shall read as follows:
          1.65 "New Security Agreement" shall mean the agreement made by NewCo in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Lenders, pursuant to which NewCo grants the Collateral Agent a security interest in substantially all of its personal property, substantially in the form annexed to the New Credit Agreement as Exhibit D;
     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16l of the Application, to delete
Section 1.67 of the Plan and amend the Plan to include a new
Section 1.67, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section 1.67 of the Plan shall read as follows:
               1.67 "Partnership Agreement" shall mean the Partnership Agreement of NewCo, substantially in the form filed on April 28, 1994;

     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16m of the Application, to delete
Section 1.71 of the Plan and amend the Plan to include a new
Section 1.71, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section 1.71 of the Plan shall read as follows:
          1.71 "Plan" shall mean this first amended prepackaged consolidated Chapter 11 plan of reorganization and any exhibits hereto and any documents incorporated herein by reference, as the same may from time to time be amended as and to the extent permitted herein or by the Bankruptcy Code;
     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16n of the Application to add a new
Section 1.71A to the Plan, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section 1.71A of the Plan shall read as follows:
          1.71A "Pledge Agreement" shall mean the
          agreement made by HoldingCo in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Lenders, pursuant to which HoldingCo grants to the Collateral Agent a security interest in all the capital stock of the NewCo General Partner, substantially in the form annexed to the New Credit Agreement as Exhibit "E";
     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16o of the Application, to delete
Section 1.73 of the Plan and amend the Plan to include a new
Section 1.73, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section 1.73 of the Plan shall read as follows:
          1.73 "Preferred Limited Partnership Interests" shall mean preferred limited partnership interests in NewCo, having an aggregate face amount of $650,000 which shall (i) be offered to all of the Discount Note Holders first on a Pro Rata basis, and, thereafter, in the event that there is an undersubscription, to all Discount Note Holders with respect to the undersubscribed portion on a first come basis; (ii) entitle the holders to a priority distribution at an annual interest rate set forth in the Partnership Agreement; (iii) be redeemable by NewCo in an amount equal to face value plus any unpaid priority distribution in accordance with the Partnership Agreement; (iv) have a liquidation preference equal to face value plus any unpaid priority distribution; and
          (v) be subject to such other terms and conditions as set forth in the Subscription Agreement and the Partnership Agreement. The proceeds from the sale of Preferred Limited Partnership Interests will be used to the extent necessary to make payments to ML Opportunity in accordance with section 6.5 hereof;
     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16p of the Application to add a new
Section 1.76A to the Plan, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section 1.76A of the Plan shall read as follows:
          1.76A "Real Property Collateral Documents" shall mean any mortgages, deeds of trust, leasehold mortgages or other such documents relating to NewCo's real property executed by NewCo in favor of the Collateral Agent for the benefit of the Collateral Agent and the Lenders as contemplated by the New Credit Agreement;
     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16q of the Application, to delete
Section 1.79 of the Plan and amend the Plan to include a new
Section 1.79, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section 1.79 of the Plan shall read as follows:
          1.79 "Replacement Notes" shall mean
          collectively, the Term Loan A Notes and the Term Loan B Notes of NewCo, payable to the order of each of the respective Lenders, evidencing the obligations as set forth in the Confirmation Order of NewCo to the Lenders through the Effective Date (i) in the aggregate principal amount of the Initial Loan Amount (as defined in the New
          Credit Agreement), (ii) bearing interest at the rates set forth in the New Credit
          Agreement, (iii) having a maturity date of December 31, 2002, and (iv) otherwise governed by the terms of the New Credit
          Agreement;
     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16r of the Application, to delete
Section 1.81 of the Plan and amend the Plan to include a new
Section 1.81, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section 1.81 of the Plan shall read as follows:
          1.81 "Subscriber" shall mean a Discount Note Holder who elects to purchase Preferred Limited Partnership Interests, and to be subject to the Put and Call, as described in Section 5.3 below;

     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16s of the Application, to delete
Section 1.82 of the Plan and amend the Plan to include a new
Section 1.82, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section 1.82 of the Plan shall read as follows:
          1.82 "Subscription Agreement" shall mean, collectively, the agreements to be entered into by and between NewCo, ML Opportunity, and the respective Subscribers pursuant to which the Subscribers shall purchase Preferred Limited Partnership Interests and be subject to the Put and Call as described in Section
          5.3 below, which agreement shall be in a form reasonably satisfactory to Water Street, ML Opportunity and the Debtors;

     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16t of the Application to add a new
Section 1.83A to the Plan, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section 1.83A of the Plan shall read as follows:
          1.83A "Term Loan A Notes" shall mean
          Replacement Notes of NewCo in the aggregate principal amount of $35,000,000, substantially in the form annexed to the New
          Credit Agreement as Exhibit A, and subject to the terms and conditions of the New
          Credit Agreement;
     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16u of the Application to add a new
Section 1.83B to the Plan, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section 1.83B of the Plan shall read as follows:
          1.83B "Term Loan B Notes " shall mean
          Replacement Notes of NewCo in an aggregate principal amount equal to the Initial Loan
          Amount (as defined in the New Credit
          Agreement) less $35,000,000, substantially in the form annexed to the New Credit
          Agreement as Exhibit B, and subject to the terms and conditions of the New Credit
          Agreement;
     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16v of the Application, to delete
Section 5.1 of the Plan and amend the Plan to include a new
Section 5.1, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section 5.1 of the Plan shall read as follows:
          5.1 Class 2A (Secured Claims of the Lenders). The aggregate amount of the Allowed Secured Claims of the Lenders shall be in the amount or calculated as set forth in the Confirmation Order. The Lenders shall receive the Replacement Notes in full satisfaction of their Allowed Secured Claims in accordance with
          Section 1129(b)(2)(A)(i) of the Bankruptcy Code. On the Effective Date, all outstanding obligations due to the Lenders under the Amended Credit Agreement and all related documents shall be restructured as follows:
               i. Principal owing to the Lenders under the Amended Credit Agreement shall be allocated to each Lender, and be included in each Lender's Replacement Notes, based on the Allowed Secured Claim of such Lender to the extent not paid on the Effective Date under the Amended Credit Agreement. With respect to the Allowed Secured Claim of ML Cable, (x) the amount of principal allocated to such Lender, and included in such Lender's Replacement Notes, shall be based on the principal amount of such Lender's participation and (y) the amount of principal allocated to the Lender from whom the Lender received its participation, and the amount of principal included in such Lender's Replacement Notes, shall be reduced by a corresponding amount;
               ii. Upon the issuance of the Replacement Notes, the Amended Credit Agreement and all agreements and documents relating thereto, including the guaranty of Holdings and the pledge agreement executed by Holdings, shall be cancelled and become null and void, and all obligations of any party under such agreements shall be released and of no further force and effect;
               iii. Pursuant to the New Security Agreement, the Real Property Collateral Documents and the Pledge Agreement, the Collateral Agent, on behalf of the Lenders, shall retain (or be assigned, if applicable) a valid and first priority lien on, and security interest in (i) all the capital stock of the NewCo General Partner, (ii) all the capital stock of NewCo's present and future subsidiaries, and (iii) all other present and future property and assets, real and personal, of NewCo and each of its subsidiaries, subject only to certain permitted liens and excepting certain personal property, all as described in such documents; and
               iv. The Replacement Notes shall be subject to the terms and conditions set forth in the New Credit Agreement, annexed hereto as Exhibit "1";
     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16w of the Application to delete
Section 5.3 of the Plan and amend the Plan to include a new
Section 5.3, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section 5.3 of the Plan shall read as follows:
          5.3 Class 5 (Claims of ML Opportunity). On the Effective Date, ML Opportunity shall receive 4.9% of the Limited Partnership Interests in NewCo and a corresponding percentage of the common stock of HoldingCo., on account of its Claims arising from
               (i) the Deferred Fees, (ii) the PIK Notes, and
               (iii) other amounts due and owing from the Debtors to ML Opportunity for which payment or other treatment is not otherwise expressly provided for in this Plan. ML Opportunity shall have the unconditional right (the "Put"), exercisable by notice to Water Street and the other Subscribers, if any, given at any time during the 10 day period commencing on the Effective Date, to elect to sell the Limited Partnership Interests in Newco issued to ML Opportunity (the "ML Interests") for a purchase price of $2,846,413, to Water Street and to any other Subscriber. If ML Opportunity does not elect to sell the ML Interests within the 10 day period referred to above, Water Street and the other Subscribers shall purchase (the "Call") the ML Interests for a purchase price of $2,846,413 on the last day of such ten day period. The closing of the purchase and sale of the ML Interests pursuant to the Put or the Call shall take place at Water Street's offices immediately following the exercise of the Put or Call. At the closing, ML Opportunity shall deliver an assignment or assignments of the ML Interests to the purchaser or purchasers, and the purchaser or purchasers shall pay the purchase price for the ML Interests by wire transfer of Federal funds to an account designated by ML Opportunity. The right to participate in the Put and Call shall be offered to all of the Discount Note Holders (including Water Street), pursuant to the Subscription Agreement, first on a Pro Rata Basis, and, thereafter, in the event that all of the Discount Note Holders do not elect to participate, to all of the Discount Note Holders (including Water Street) on a first come basis. Water Street shall have the additional right pursuant to the Call and the additional obligation pursuant to the Put to purchase the ML Interests to the extent that the other Discount Note Holders do not elect to participate in the Call and the Put. Upon exercise of the Put, Water Street and the other Subscribers shall be obligated to purchase the ML Interests in accordance with this provision; upon exercise of the Call, ML Opportunity shall be obligated to sell the ML Interests in accordance with this provision. The obligation to purchase and sell as provided in this Section 5.3 shall be independent of any other obligation under this Plan, shall be absolute and unconditional, and shall not be subject to any set-off, defense or counterclaim or any other circumstance that might constitute a legal or equitable discharge or defense;
     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16x of the Application to delete
Section 6.1 of the Plan and amend the Plan to include a new
Section 6.1, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section 6.1 of the Plan shall read as follows:
          6.1 Availability of Funds. The funds utilized to make the Cash payments hereunder have been and will continue to be generated by funds generated by the operation of Maryland Cable's cable television systems in accordance with the provisions of the Cash Collateral Order, except that Cash needed to make payments to ML Opportunity under section 6.5 hereof will be provided from NewCo's sale, prior to or as of the Effective Date, of the Preferred Limited Partnership Interests to the Subscribers pursuant to the Subscription Agreement, having an aggregate purchase price of $650,000. To the extent that the holders of the Discount Notes do not subscribe for all of the Preferred Limited Partnership Interests, Water Street will subscribe to sufficient amounts of Preferred Limited Partnership Interests such that the total amounts received from the subscription will be $650,000;
     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16y of the Application to delete
Section 6.2(f) of the Plan and amend the Plan to include a new
Section 6.2(f), which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section 6.2(f) of the Plan shall read as follows:
          6.2(f) Maryland Cable shall be liquidated into Holdings, and Holdings shall be liquidated into NewCo, pursuant to their respective Plans of Dissolution and Complete Liquidation, in substantially the respective forms which are annexed to the Exchange Agreement. Pursuant to the liquidations, all of the assets of Maryland Cable and Holdings shall be assigned to NewCo, subject to all of the liabilities of Maryland Cable and Holdings that are not discharged or that are created pursuant to the Plan;
     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16z of the Application to add a new
Section 6.3A to the Plan, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section 6.3A of the Plan shall read as follows:
          6.3A Termination of Participation Agreement. On the Effective Date, the Participation Agreement shall be terminated and ML Cable shall become a Lender entitled to receive its Pro Rata portion of the Replacement Notes. ML Cable shall assign its rights to receive its Pro Rata share of the Replacement Notes to Water Street or a designee of Water Street, in accordance with the terms of the New Credit Agreement;
     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16aa of the Application, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section
6.4 of the Plan, entitled "Payments to ML Opportunity" shall be deleted;
     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16ab of the Application to delete
Section 6.8 of the Plan and amend the Plan to include a new
Section 6.8, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section 6.8 of the Plan shall read as follows:
          6.8 Partnership Agreement. On the Effective Date, each of the Discount Note Holders and ML Opportunity shall execute the Partnership Agreement;

     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16ac of the Application to delete
Section 6.9 of the Plan and amend the Plan to include a new
Section 6.9, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section 6.9 of the Plan shall read as follows:
          6.9 Releases. On the Effective Date, (i) each of the Discount Note Holders, ML
          Opportunity and the Lenders shall be deemed to have granted general releases in favor of Maryland Cable, NewCo, and Holdings, (ii)
          Maryland Cable, NewCo, and Holdings shall be deemed to have granted general releases in favor of ML Opportunity, each of the Discount Note Holders and the Lenders, (iii) each of the Discount Note Holders shall be deemed to have granted a general release in favor of the Lenders and ML Opportunity, except that the release shall exclude any actions by ML Opportunity in the management of Maryland Cable of a type that if such action had been taken by the general partner of ML Opportunity, the general partner would not have been entitled to indemnification for such action under the existing partnership agreement of ML Opportunity,
          (iv) ML Opportunity shall be deemed to have granted general releases in favor of each of the Discount Note Holders, and (v) the
          Lenders shall be deemed to have granted
          general releases in favor of ML Opportunity and the Discount Note Holders, (vi) the
          Lenders, other than ML Cable, shall be
          deemed to have granted general releases in favor of ML Cable, and (vii) ML Cable shall be deemed to have granted general releases in favor of the other Lenders.
          Notwithstanding anything contained herein to the contrary, the releases provided in this
          Section 6.9 shall be only for acts and
          omissions up to the Effective Date;
     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16ad of the Application to delete
Section 6.11(c) of the Plan and amend the Plan to include a new
Section 6.11(c), which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section 6.11(c) of the Plan shall read as follows:
          (c) NewCo or the NewCo General Partner, or their designee, shall deliver to each Discount Note Holder and ML Opportunity (i) a fully executed counterpart of the Partnership Agreement and (ii) a stock certificate evidencing its Pro Rata shares in the NewCo General Partner;

     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 16ae of the Application to add a new
Section 9.1(i) to the Plan, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section 9.1(i) of the Plan shall read as follows:
          9.1(i) The Confirmation Order, to the extent amended after May __, 1994, will be entered in a form acceptable to the Debtors, NewCo, ML Opportunity, holders of at least a majority in principal amount of the Discount Notes and Citibank, as agent for the Banks;

     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 17 of the Application, to delete
Section 4.4 of the Plan and amend the Plan to include a new
Section 4.4, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section 4.4 of the Plan shall read as follows:
          4.4 Class 3 (General Unsecured Claims). Each holder of an Allowed General Unsecured Claim shall receive on account of such Claim a Cash payment equal to one hundred percent (100%) of its Allowed General Unsecured Claim. Such payments (i) shall be made on the later of (a) the Effective Date, (b) the date an Allowed General Unsecured Claim becomes due and payable in the ordinary course of the Debtors' business consistent with the Debtors' ordinary payment practices, or (c) with respect to any Allowed General Unsecured Claim, such other date as permitted by Final Order of the Bankruptcy Court, or (ii) may be made, in whole or in part, on such earlier date as the Debtors may elect;

     and it is further
          ORDERED, that the Plan is hereby deemed to be modified as proposed in paragraph 18 of the Application to add a new
Section 10.2 to the Plan, which modification is hereby approved in its entirety, such that the Plan is hereby restated as so modified, and as restated, Section 10.2 of the Plan shall read as follows:
          10.2 Franchises. Notwithstanding anything to the contrary herein, including but not limited to Sections 6.7, 6.12, 8.1, 9.1 and 10.1 of the Plan, all matters relating to the assumption and/or assignment of the cable television system franchises, to which the Debtors are parties, and any matters relating to the regulation of the cable franchise and regulation of the facilities and services of the cable franchise system, shall not be subject to or affected by the jurisdiction of the Bankruptcy Court or any federal bankruptcy laws, the Plan or these Chapter 11 cases, but shall be subject only to applicable non-bankruptcy laws including federal, state and local laws, regulations, ordinances and franchises governing the regulation and franchising of the cable television systems. This provision shall not apply in the event that NewCo or any successor of NewCo seeks or is subject to relief sought under the Bankruptcy Code or other similar state or federal laws in any subsequent case under the Bankruptcy Code or other similar proceedings under other state or federal laws.


Dated:  New York, New York
        May 2, 1994
                         /s/ Burton R. Lifland
                         CHIEF UNITED STATES BANKRUPTCY JUDGE